Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned officers and directors of Black Hills Corporation, a South Dakota corporation, hereby constitutes and appoints Linden R. Evans and Brian G. Iverson, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments and supplements) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities in each case on August 4, 2020.

Signature	Title

/s/ Linden R. Evans	Director, President and Chief Executive Officer (principal executive officer)
Linden R. Evans

/s/ Richard W. Kinzley	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
Richard W. Kinzley

/s/ Tony A. Jensen	Director
Tony A. Jensen

/s/ Michael H. Madison	Director
Michael H. Madison

/s/ Kathleen S. McAllister	Director
Kathleen S. McAllister

/s/ Steven R. Mills	Director
Steven R. Mills

/s/ Robert P. Otto	Director
Robert P. Otto

/s/ Rebecca B. Roberts	Director
Rebecca B. Roberts

/s/ Mark A. Schober	Director
Mark A. Schober

/s/ Teresa A. Taylor	Director
Teresa A. Taylor

/s/ John B. Vering	Director
John B. Vering